Exhibit 23(B)


               Consent of Ernst & Young LLP, Independent Auditors




We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 and related Prospectus of the Penn-America Group, Inc. for the registration of 175,000 shares of its common stock and to the incorporation by reference therein of our report dated January 21, 2000 with respect to the 1999 consolidated financial statements of the Penn-America Group, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1999 and the related 1999 financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 27, 2000


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                                                                   Exhibit 23(B)



Independent Auditors' Consent




The Board of Directors
Penn-America Group, Inc.:

We consent to incorporation by reference in the Registration Statement (No. XX-XXXXX) on Form S-3 of Penn-America Group, Inc. of our reports dated January 22, 1999, relating to the consolidated balance sheet of Penn-America Group, Inc. and subsidiaries as of December 31, 1998, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1998, and all related schedules, which reports appear in the December 31, 1999 annual report on Form 10-K of Penn-America Group, Inc.

/s/KPMG LLP



Philadelphia, Pennsylvania
March 27, 2000